CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

To the Board of Directors
Gales Industries Incorporated

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 of our report dated March 28, 2006 on the consolidated financial statements of Gales Industries Incorporated and Subsidiaries as of December 31, 2005 and for the year then ended which are incorporated by reference into such prospectus.. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

January 17, 2007